Highly Confidential J.P. Morgan Securities Presentation to the Fairness Committee August 12, 2002 Exhibit (a)(18)

Disclaimer This presentation was prepared exclusively for the benefit and internal use of Neptune in order to indicate, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of JPMorgan. The information in this presentation is based upon management forecasts and reflects prevailing conditions and our views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of Neptune or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of Neptune. JPMorgan is a marketing name for investment banking businesses of J.P. Morgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities Inc. and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank and its banking affiliates. JPMorgan deal team members may be employees of any of the foregoing entities.

Summary of key transaction terms 1 Based on fully-diluted value of Mercury 2 Based on most recent publicly-available information 3 Based on 12.0 million Class A shares as of 04/30/02 and 3.2 million in the money options outstanding at a weighted average price of $6.12 using the treasury stock method

Transaction rationale and potential benefits Reduction or elimination of customer, market and brand confusion Reduction or elimination of actual and potential conflicts between the companies and their sales forces, and related senior management distraction, due to confusion over market boundaries Expectation that a recombined company could more effectively and cost-efficiently address the consumer market and the small to medium-sized business market for ASP products and services Opportunities for reduced costs (e.g., public company costs)

Mercury transaction value and multiples $ millions, except per share data 1 Based on Neptune's closing price of $10.66 as of 8/9/02 2 As of 6/30/02 3 Assumes purchase of public float of Mercury and diluted options outstanding based on treasury stock method; Neptune ownership of Mercury includes 36MM basic shares outstanding Note: Forecasts reviewed by Neptune management

Transaction premiums 1 Based on Neptune price of $10.66 as of 8/9/02 2 Unaffected price of $14.64 as of 6/28/02 3 As of 6/28/02

Neptune1 Mercury 2002E Revenue 0.91 0.09 2003E Revenue 0.892 0.108 2002E EBIT 0.775 0.225 2003E EBIT 0.798 0.202 2002E Net Income 0.831 0.169 2003E Net Income 0.834 0.166 DCF Low 0.773 0.227 DCF High 0.82 0.18 0.900x 0.8 0.2 0.675x + $8.00/share 0.714 0.286 Contribution analysis - De-consolidated 1 Neptune operating revenue, EBIT and net income adjusted to exclude impact of Mercury 2 Market Cap contributions based on diluted shares outstanding for Mercury including shares owned by Neptune, public float and options outstanding using treasury stock method Note: Forecasts reviewed by Neptune management Relative Ownership2 Does not take into account current Neptune ownership of Mercury

Valuation summary of Mercury 1 As of 6/28/02 2 Based on Neptune price of $10.66 3 Premium to target stock price 1-week before announcement (Mercury price of $14.26 as of 6/21/02) Note: Forecasts reviewed by Neptune management Premium Premium Premium Premium DCF Comp trans Pub comps LTM L30M L7M 12.63 0 12.63 50 15.2 0 15.2 50 16.4 5 18.54 5 17.11 7.5 17.11 7.5 16 17.5 25 17.5 14 31 19 31 12 33.5 20 33.5 4.58 43.2 15.88 43.2 10.05 45.7 40.98 45.7 Valuation metrics $ per share Market valuation1 Last 12 months trading (Avg. $19.15) 1 year historical exchange ratio (0.43x-1.49x)2 Comparable trading multiples 4.0x-8.0x 2003E Revenue ($113.2MM) 30.0x-40.0x 2003E EPS ($0.47) Discounted Cash Flow 25x-35x exit multiple; 12.0%-17.0% WACC Premiums paid in precedent buy-ins3 Average premium since 1988 -20% Selected stock transactions 1988-2002 - 15%-30% Current Price (8/9/02): $12.63 Neptune offer (8/9/02): $15.20

Mercury discounted cash flow analysis $ millions, except per share data Note: Cash flows discounted to 8/15/02; forecasts reviewed by Neptune management

Close Premium Premium Premium DCF Comp trans Pub comps Targets LTM L30M L7M 10.65 0 10.65 50 15 12 32 12 24 25 12 25 11 27 22 27 10.56 41 30.26 41 Valuation summary of Neptune Valuation metrics $ per share Share price (8/9/02)= $ 10.66 Market valuation Last 12 months trading (Avg. $20.74)1 Comparable trading multiples 1.0x-3.0x 2003E Revenue ($1,048 MM) 15.0x-30.0x 2003E EPS ($0.80) Discounted Cash Flow 3.0%-5.0% perpetual growth; 9.0%-14.0% WACC 1 As of 6/28/02 Note: Forecasts reviewed by Neptune management

Neptune discounted cash flow analysis - consolidated $ millions, except per share data 1 Minority interest of $291.9 million based on midpoint of Mercury DCF range of $20.50 and treasury stock method diluted shares outstanding of 14.2 million Note: Cash flows discounted to 8/15/02; forecasts reviewed by Neptune management

Trading comparables $ millions, except per share data 1 Based on fully diluted shares outstanding 2 Firm value equals market value plus debt, less cash 3 Based on Wall Street estimates

Accretion/(dilution) sensitivity 4Q2002 FY2003 Assumes all options are rolled-over into Neptune option plan

High Revised Initial Average 7/1/02 0.77 0.9 0.78 1.02 1.02 7/2/02 0.78 1.02 7/3/02 0.77 1.02 7/5/02 0.77 1.02 7/8/02 0.77 1.02 7/9/02 0.78 1.02 7/10/02 0.78 1.02 7/11/02 0.81 1.02 7/12/02 0.85 1.02 7/15/02 0.86 1.02 7/16/02 0.97 1.02 7/17/02 0.99 1.02 7/18/02 1.01 1.02 7/19/02 1.08 1.02 7/22/02 1.07 1.02 7/23/02 1.06 1.02 7/24/02 1.12 1.02 7/25/02 1.16 1.02 7/26/02 1.12 1.02 7/29/02 1.15 1.02 7/30/02 1.13 1.02 7/31/02 1.08 1.02 8/1/02 1.15 1.02 8/2/02 1.17 1.02 8/5/02 1.17 1.02 8/6/02 1.19 1.02 8/7/02 1.15 1.02 8/8/02 1.16 1.02 8/9/02 1.18 0.9 0.78 1.02 1.02 Natural exchange ratio - since 7/1/02 High: 1.19x Low: 0.76x Average.: 1.002x Implied price: $10.68 1 Exchange ratio since launch of tender offer 1 Based on Neptune stock price of $10.66 as of 8/9/02 Source: Tradeline IDD Revised offer: 0.900x Initial offer: 0. 780x Offer price at 0.900x1: $9.59 Offer price at 0.675x + $8.00 per share: $15.20 Neptune current price: $10.66 Mercury current price: $12.63

60 days High Revised Offer price Average 4/8/02 0.73 0.9 0.78 0.76 4/9/02 0.73 4/10/02 0.78 4/11/02 0.78 4/12/02 0.78 4/15/02 0.77 4/16/02 0.77 4/17/02 0.77 4/18/02 0.77 4/19/02 0.77 4/22/02 0.78 4/23/02 0.78 4/24/02 0.78 4/25/02 0.74 4/26/02 0.73 4/29/02 0.73 4/30/02 0.75 5/1/02 0.74 5/2/02 0.75 5/3/02 0.74 5/6/02 0.74 5/7/02 0.75 5/8/02 0.74 5/9/02 0.73 5/10/02 0.75 5/13/02 0.76 5/14/02 0.76 5/15/02 0.76 5/16/02 0.76 5/17/02 0.76 5/20/02 0.74 5/21/02 0.75 5/22/02 0.75 5/23/02 0.75 5/24/02 0.76 5/27/02 0.76 5/28/02 0.76 5/29/02 0.76 5/30/02 0.75 5/31/02 0.76 6/3/02 0.76 6/4/02 0.75 6/5/02 0.76 6/6/02 0.75 6/7/02 0.76 6/10/02 0.76 6/11/02 0.77 6/12/02 0.76 6/13/02 0.75 6/14/02 0.76 6/17/02 0.77 6/18/02 0.75 6/19/02 0.75 6/20/02 0.76 6/21/02 0.75 6/24/02 0.77 6/25/02 0.75 6/26/02 0.76 6/27/02 0.74 6/28/02 0.76 0.9 0.78 0.76 Natural exchange ratio - 60 trading days High Low 1 month Revised Initial Average 1/9/02 1.37 0.9 0.78 0.74 1/10/02 1.4 1/11/02 1.29 1/14/02 1.35 1/15/02 1.34 1/16/02 1.27 1/17/02 0.86 1/18/02 0.75 1/22/02 0.76 1/23/02 0.73 1/24/02 0.72 1/25/02 0.77 1/28/02 0.77 1/29/02 0.74 1/30/02 0.71 1/31/02 0.74 2/1/02 0.74 2/4/02 0.75 2/5/02 0.78 2/6/02 0.62 2/7/02 0.66 2/8/02 0.71 2/11/02 0.6 2/12/02 0.57 2/13/02 0.59 2/14/02 0.63 2/15/02 0.64 2/19/02 0.62 2/20/02 0.61 2/21/02 0.54 2/22/02 0.5 2/25/02 0.43 2/26/02 0.5 2/27/02 0.49 2/28/02 0.5 3/1/02 0.5 3/4/02 0.51 3/5/02 0.52 3/6/02 0.51 3/7/02 0.52 3/8/02 0.52 3/11/02 0.59 3/12/02 0.58 3/13/02 0.57 3/14/02 0.55 3/15/02 0.56 3/18/02 0.71 3/19/02 0.73 3/20/02 0.73 3/21/02 0.72 3/22/02 0.73 3/25/02 0.74 3/26/02 0.7 3/27/02 0.68 3/28/02 0.68 4/1/02 0.73 4/2/02 0.72 4/3/02 0.73 4/4/02 0.74 4/5/02 0.73 4/8/02 0.73 4/9/02 0.73 4/10/02 0.78 4/11/02 0.78 4/12/02 0.78 4/15/02 0.77 4/16/02 0.77 4/17/02 0.77 4/18/02 0.77 4/19/02 0.77 4/22/02 0.78 4/23/02 0.78 4/24/02 0.78 4/25/02 0.74 4/26/02 0.73 4/29/02 0.73 4/30/02 0.75 5/1/02 0.74 5/2/02 0.75 5/3/02 0.74 5/6/02 0.74 5/7/02 0.75 5/8/02 0.74 5/9/02 0.73 5/10/02 0.75 5/13/02 0.76 5/14/02 0.76 5/15/02 0.76 5/16/02 0.76 5/17/02 0.76 5/20/02 0.74 5/21/02 0.75 5/22/02 0.75 5/23/02 0.75 5/24/02 0.76 5/27/02 0.76 5/28/02 0.76 Natural exchange ratio - 120 trading days Average: 0.72x Implied price: $7.691 High: 0.78x Low: 0.73x Average: 0.76x Implied price: $8.101 High: 1.40x Low: 0.43x Historical exchange ratio analysis Revised offer: 0.900x Initial offer: 0.780x Initial offer: 0.780x Revised offer: 0.900x 1 Based on Neptune stock price of $10.66 as of 8/9/02 Source: Tradeline IDD

High Revised Initial Average 6/28/01 1 0.9 0.78 0.94 6/29/01 0.99 7/2/01 0.95 7/3/01 1.01 7/5/01 0.99 7/6/01 1.04 7/9/01 1.06 7/10/01 1.11 7/11/01 1.15 7/12/01 1.17 7/13/01 1.19 7/16/01 1.31 7/17/01 1.31 7/18/01 1.49 7/19/01 1.46 7/20/01 1.28 7/23/01 1.23 7/24/01 1.25 7/25/01 1.15 7/26/01 1.17 7/27/01 1.16 7/30/01 1.04 7/31/01 0.96 8/1/01 1.03 8/2/01 0.94 8/3/01 0.97 8/6/01 1.09 8/7/01 1.13 8/8/01 1.2 8/9/01 1.21 8/10/01 1.24 8/13/01 1.28 8/14/01 1.17 8/15/01 1.2 8/16/01 1.14 8/17/01 1.12 8/20/01 1.08 8/21/01 1 8/22/01 0.91 8/23/01 0.92 8/24/01 0.9 8/27/01 0.87 8/28/01 0.87 8/29/01 0.88 8/30/01 0.86 8/31/01 0.91 9/4/01 0.92 9/5/01 0.88 9/6/01 0.89 9/7/01 0.92 9/10/01 0.94 9/17/01 0.98 9/18/01 0.89 9/19/01 0.94 9/20/01 0.9 9/21/01 0.86 9/24/01 0.73 9/25/01 0.79 9/26/01 0.82 9/27/01 0.93 9/28/01 0.9 10/1/01 1.03 10/2/01 1.12 10/3/01 1.08 10/4/01 1 10/5/01 0.99 10/8/01 1.02 10/9/01 1.02 10/10/01 1.02 10/11/01 1.13 10/12/01 1.16 10/15/01 1.14 10/16/01 1.13 10/17/01 1.19 10/18/01 1.11 10/19/01 1.08 10/22/01 1.11 10/23/01 1.1 10/24/01 1.11 10/25/01 1.25 10/26/01 1.14 10/29/01 1.16 10/30/01 1.17 10/31/01 1.15 11/1/01 1.17 11/2/01 1.16 11/5/01 1.13 11/6/01 1.14 11/7/01 1.11 11/8/01 1.19 11/9/01 1.26 11/12/01 1.24 11/13/01 1.2 11/14/01 1.17 11/15/01 1.1 11/16/01 1.21 11/19/01 1.2 Natural exchange ratio - 1 year High Revised Initial Average 12/2/99 1.81 0.9 0.78 1.01 12/3/99 2.1 12/6/99 2.02 12/7/99 2.07 12/8/99 2.1 12/9/99 1.81 12/10/99 1.51 12/13/99 1.44 12/14/99 1.93 12/15/99 1.78 12/16/99 1.92 12/17/99 1.89 12/20/99 1.82 12/21/99 1.67 12/22/99 1.73 12/23/99 1.83 12/27/99 1.83 12/28/99 1.67 12/29/99 1.71 12/30/99 1.89 12/31/99 1.69 1/3/00 1.75 1/4/00 1.83 1/5/00 1.93 1/6/00 2.12 1/7/00 1.93 0.82 1/10/00 1.95 0.82 1/11/00 2.01 0.82 1/12/00 2.32 0.82 1/13/00 2.11 0.82 1/14/00 1.67 0.82 1/18/00 1.8 0.82 1/19/00 1.94 0.82 1/20/00 1.74 0.82 1/21/00 1.79 0.82 1/24/00 1.56 0.82 1/25/00 1.57 0.82 1/26/00 1.58 0.82 1/27/00 1.65 0.82 1/28/00 1.5 0.82 1/31/00 1.3 0.82 2/1/00 1.4 0.82 2/2/00 1.46 0.82 2/3/00 1.51 0.82 2/4/00 1.63 0.82 2/7/00 1.8 0.82 2/8/00 1.75 0.82 2/9/00 1.66 0.82 2/10/00 1.54 0.82 2/11/00 1.3 0.82 2/14/00 1.41 0.82 2/15/00 1.39 0.82 2/16/00 1.28 0.82 2/17/00 1.2 0.82 2/18/00 1.29 0.82 2/22/00 1.32 0.82 2/23/00 1.27 0.82 2/24/00 1.14 0.82 2/25/00 1.13 0.82 2/28/00 1.1 0.82 2/29/00 1.12 0.82 3/1/00 1.28 0.82 3/2/00 1.5 0.82 3/3/00 1.51 0.82 3/6/00 1.76 0.82 3/7/00 1.75 0.82 3/8/00 1.72 0.82 3/9/00 1.64 0.82 3/10/00 1.57 0.82 3/13/00 1.51 0.82 3/14/00 1.62 0.82 3/15/00 1.62 0.82 3/16/00 1.64 0.82 3/17/00 1.59 0.82 3/20/00 1.57 0.82 3/21/00 1.44 0.82 3/22/00 1.38 0.82 3/23/00 1.39 0.82 3/24/00 1.42 0.82 3/27/00 1.45 0.82 3/28/00 1.55 0.82 3/29/00 1.63 0.82 3/30/00 1.59 0.82 3/31/00 1.6 0.82 4/3/00 1.71 0.82 4/4/00 1.55 0.82 4/5/00 1.48 0.82 4/6/00 1.42 0.82 4/7/00 1.45 0.82 4/10/00 1.5 0.82 4/11/00 1.46 0.82 4/12/00 1.51 0.82 4/13/00 1.47 0.82 4/14/00 1.26 0.82 4/17/00 0.87 0.82 4/18/00 0.93 0.82 4/19/00 1.17 0.82 4/20/00 1.11 0.82 4/24/00 0.94 0.82 Natural exchange ratio - since IPO Since IPO avg.: 1.01x Implied price: $10.771 High: 1.49x Low: 0.43x High: 2.32x Low: 0.24x 1 year avg.: 0.94x Implied price: $10.021 Historical exchange ratio analysis Revised offer: 0.900x Revised offer: 0.900x Initial offer: 0. 780x Initial offer: 0. 780x 1 Based on Neptune stock price of $10.66 as of 8/9/02 Source: Tradeline IDD

10.00 to 14.99 0.375 15.00 to 19.99 0.361 20.00 to 24.99 0.192 25.00 to 29.99 0 30.00 to 34.99 0.018 35.00 to 39.99 0.044 40.00 to 44.99 0.01 Legend 1 10.00 to 10.99 0.065 11.00 to 11.99 0.441 12.00 to 12.99 0.201 13.00 to 13.99 0.223 14.00 to 14.99 0.048 15.00 to 15.99 0.022 Year-to-date Since tender offer Source: Tradeline 1 As of 8/9/02 2 Public float estimated at 12.0 million shares 12.50 to 12.59 0.164 12.60 to 12.69 0.367 12.70 to 12.79 0 12.80 to 12.89 0 12.90 to 12.99 0.469 Last 5 trading days Legend 1 10.00 to 11.99 0.155 12.00 to 13.99 0.275 14.00 to 15.99 0.25 16.00 to 17.99 0.137 18.00 to 19.99 0.184 Last 120 trading days Share price and volume traded analysis1 Total shares traded: 0.656MM % of public float: 5.47%2 Total shares traded: 19.718MM % of public float: 164.32%2 Total shares traded: 101.835MM % of public float: 848.63%2 Total shares traded: 149.289MM % of public float: 1244.07%2